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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "EXPERTS" and the incorporation by reference in this registration statement of our reports dated 22 February 1994, 23 February 1993 and 25 February 1992 from the Transamerica Corporation Annual Reports on Form 10-K for the years ended December 31, 1993, 1992 and 1991 on the consolidated financial statements of Sedgwick Group plc.


Coopers & Lybrand
Plumtree Court
London EC4A 4HT


19 September 1994